Exhibit 99.1

 xG Technology, Inc. Announces Closing of Vislink Acquisition

Sarasota, Florida—January 13, 2017— xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced today that xG and Vislink, Plc have closed on the acquisition of Vislink Communication Systems and established a formal transition date of the business which is February 2, 2017. The mutually agreed upon transition date allows for Vislink shareholders to approve amendments to the existing agreements executed on December 16, 2016.

Given that Vislink shareholders approved the transaction nearly unanimously on January 9th, 2017, the Company anticipates approval of the amendments to be a formality.

George Schmitt, Executive Chairman and CEO of xG Technology, said, “We are excited to conclude this final step in the Vislink acquisition, and have begun the process of integrating our operational teams across all our business lines. We appreciate the ongoing efforts of our counterparts at Vislink, Plc to ensure a smooth transition of the business.”

About xG Technology, Inc.

Founded in 2002, xG Technology has developed technologies that enable always-available, always-connected and always-secure voice, broadband data and video communications. The company’s brand portfolio includes xMax and Integrated Microwave Technologies (IMT).

xMax is a patented all-IP, software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. It provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR), making it ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xMax offers solutions for numerous industries worldwide, including military, emergency response and public safety, telemedicine and critical infrastructure.

IMT is a leading provider of mission-critical video solutions, advanced digital microwave systems and engineering, integration, installation and commissioning services serving the Broadcast, Sports & Entertainment and MAG (Military, Aerospace & Government) markets. Since its inception, IMT has focused on building a product portfolio that incorporates a high level of performance, reliability and build quality, extended operating ranges and compact form factors. IMT’s product lines include digital broadcast microwave video systems, compact microwave video equipment for licensed and license-free sports and entertainment applications, and wireless video solutions designed for use by state, local and federal police departments. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035